#1340619v1 AMENDMENT NUMBER SEVENTY-TWO TO SUB-ADMINISTRATION AGREEMENT THIS AMENDMENT NUMBER SEVENTY-TWO TO SUB-ADMINISTRATION AGREEMENT (this “Amendment”) is entered into as of the 30th day of July, 2026 (“Amendment Effective Date”) by and between Global X Management Company LLC, a Delaware limited liability company (“GXMC”), and SEI Investments Global Funds Services, a Delaware statutory trust (the “Sub-Administrator”). WHEREAS, GXMC serves as investment adviser and administrator to Global X Funds (the “Trust”), an open- end management investment company registered under the Investment Company Act of 1940, as amended; WHEREAS, GXMC and the Sub-Administrator entered into a Sub-Administration Agreement dated as of the 25th day of November, 2008, as amended, pursuant to which the Sub-Administrator agreed to provide certain administrative, accounting and compliance services with respect to the Trust (the “Agreement”); and WHEREAS, GXMC and the Sub-Administrator desire to further amend the Agreement on the terms and subject to the conditions provided herein. NOW THEREFORE, in consideration of the premises, covenants, representations and warranties contained herein, and intending to be legally bound hereby, the parties hereto agree as follows: 1. Schedule I (Funds). Schedule I (Funds) of the Agreement is hereby deleted and replaced in its entirety as set forth in the Schedule I (Funds) attached as Attachment 1 hereto. 2. Ratification of Agreement. Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Agreement are hereby ratified and confirmed to be of full force and effect, and shall continue in full force and effect. 3. Counterparts. This Amendment may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Each such counterpart shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. This Amendment shall be deemed executed by both parties when any one or more counterparts hereof or thereof, individually or taken together, bears the original, scanned or facsimile signatures of each of the parties. 4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to any conflict of laws or choice of laws rules or principles thereof. To the extent that the applicable laws of the Commonwealth of Pennsylvania, or any of the provisions of this Amendment, conflict with the applicable provisions of the 1940 Act, the Securities Act of 1933 or the Securities Exchange Act of 1934, the latter shall control. IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized representatives as of the day and year first above written. SEI INVESTMENTS GLOBAL FUNDS SERVICES By: ____________________________________ Name: Sean Lawlor Title: Senior Vice President GLOBAL X MANAGEMENT COMPANY LLC By: ____________________________________ Name: Jasmin Ali Title: Secretary Docusign Envelope ID: AAC354E8-A431-81A9-8265-3A8C02F4354B Column A - 2.0 Agreements 1

SCHEDULE I Funds 2 #1340619v1 Global X 1-3 Month T-Bill ETF Global X Adaptive U.S. Factor ETF Global X Adaptive Risk Managed Yield ETF Global X Adaptive U.S. Risk Management ETF Global X Aging Population ETF Global X AgTech & Food Innovation ETF Global X AI Semiconductor & Quantum ETF Global X Alternative Income ETF Global X Artificial Intelligence & Technology ETF Global X Asia Defense Tech ETF Global X Asia Semiconductor ETF Global X Autonomous & Electric Vehicles ETF Global X Bitcoin Covered Call ETF Global X Bitcoin Trend Strategy ETF Global X Blockchain ETF Global X Blockchain & Bitcoin Strategy ETF Global X Brazil Active ETF Global X ClimateTech ETF Global X Clean Water ETF Global X Cloud Computing ETF Global X Commodity Strategy ETF Global X Copper Miners ETF Global X Cybersecurity ETF Global X Data Center & Digital Infrastructure ETF Global X DAX Germany ETF Global X Defense Tech ETF Global X Dorsey Wright Thematic ETF Global X Dow 30® Covered Call ETF Global X Dow 30® Covered Call & Growth ETF Global X E-commerce ETF Global X Emerging Markets ex-China ETF Global X Emerging Markets Bond ETF Global X Emerging Markets Great Consumer ETF Global X Ethereum Covered Call ETF Global X FinTech ETF Global X FTSE Southeast Asia ETF Global X Genomics & Biotechnology ETF Global X Gold Explorers ETF Global X Gold Miners ETF Global X Guru® Index ETF Global X HealthTech ETF Global X Hydrogen ETF Global X India Active ETF Global X Information Technology Covered Call & Growth ETF Global X Infrastructure Development ex-U.S. ETF Global X Interest Rate Volatility & Inflation Hedge ETF Global X Intermediate-Term Treasury Ladder ETF Global X Internet of Things ETF Global X Investment Grade Corporate Bond ETF Global X Lithium & Battery Tech ETF Global X LLM ETF Global X Long-Term Treasury Ladder ETF Global X Millennial Consumer ETF Global X MLCC & Electronic Components ETF Global X MLP & Energy Infrastructure ETF Docusign Envelope ID: AAC354E8-A431-81A9-8265-3A8C02F4354B Column A - 2.0 Agreements 2

SCHEDULE I Funds 3 #1340619v1 Global X MLP & Energy Infrastructure Covered Call ETF Global X MLP ETF Global X Morningstar Capital Allocation Leaders ETF Global X MSCI Argentina ETF Global X MSCI China Consumer Discretionary ETF Global X MSCI Colombia ETF Global X MSCI Greece ETF Global X MSCI Norway ETF Global X MSCI SuperDividend® EAFE ETF Global X MSCI SuperDividend® Emerging Markets ETF Global X MSCI Vietnam ETF Global X Nasdaq 100 Collar 95-110 ETF Global X Nasdaq 100 Covered Call ETF Global X Nasdaq 100 Covered Call & Growth ETF Global X Nasdaq 100 Tail Risk ETF Global X Nasdaq-100® Income EdgeSM ETF Global X Nasdaq 100 Risk Managed Income ETF Global X NYSE® 100 ETF Global X PureCapSM MSCI Communication Services ETF Global X PureCapSM MSCI Consumer Discretionary ETF Global X PureCap℠ MSCI Consumer Staples ETF Global X PureCap℠ MSCI Energy ETF Global X PureCap℠ MSCI Financials ETF Global X PureCap℠ MSCI Health Care ETF Global X PureCap℠ MSCI Industrials ETF Global X PureCapSM MSCI Information Technology ETF Global X PureCap℠ MSCI Materials ETF Global X PureCap℠ MSCI Real Estate ETF Global X PureCap℠ MSCI Utilities ETF Global X Rare Earth & Critical Materials ETF Global X Renewable Energy Producers ETF Global X Robotics & Artificial Intelligence ETF Global X Russell 2000 ETF Global X Russell 2000 Covered Call ETF Global X Russell 2000 Covered Call & Growth ETF Global X S&P 500® Catholic Values ETF Global X S&P® Catholic Values Developed ex-U.S. ETF Global X S&P Catholic Values U.S. Aggregate Bond ETF Global X S&P 500® Christian Values ETF Global X S&P 500 Collar 95-110 ETF Global X S&P 500 Covered Call & Growth ETF Global X S&P 500® Covered Call ETF Global X S&P 500® Quality Dividend ETF Global X S&P 500 Risk Managed Income ETF Global X S&P 500 Tail Risk ETF Global X S&P 500 U.S. Revenue Leaders ETF Global X S&P 500 U.S. Market Leaders Top 50 ETF Global X Short-Term Treasury Ladder ETF Global X Silver Miners ETF Global X Small Modular Reactor ETF Global X Social Media Index ETF Global X Space Tech ETF Global X Stablecoin & Tokenization Ecosystem ETF Global X SuperDividend® ETF Global X SuperDividend® REIT ETF Docusign Envelope ID: AAC354E8-A431-81A9-8265-3A8C02F4354B Column A - 2.0 Agreements 3

Column A - 2.0 Agreements

Docusign Envelope ID: AAC354E8-A431-81A9-8265-3A8C02F4354B

SCHEDULE I

Funds

Global X SuperDividend® US ETF
Global X SuperIncome™ Preferred ETF
Global X Treasury Bond Enhanced Income ETF
Global X U.S. 500 ETF
Global X U.S. Cash Flow Kings 100 ETF
Global X U.S. Electrification ETF
Global X U.S. Infrastructure Development ETF
Global X U.S. Natural Gas ETF
Global X U.S. Preferred ETF
Global X U.S. TaxSmart℠ Income Edge℠ ETF
Global X U.S. 500 Income Edge℠ ETF
Global X Uranium ETF
Global X Variable Rate Preferred ETF
Global X Video Games & Esports ETF
Global X Zero Coupon Bond 2030 ETF
Global X Zero Coupon Bond 2031 ETF
Global X Zero Coupon Bond 2032 ETF
Global X Zero Coupon Bond 2033 ETF
Global X Zero Coupon Bond 2034 ETF
Global X Zero Coupon Bond 2035 ETF

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